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                                    EXHIBIT 2

First Union Capital Markets
Commercial Real Estate Finance

List of Actual/360 Loans

                        Property Name                           Balance
                        -------------                           -------

  1.        Potrero Center                                     33,388,968
  2.        Rivertowne Commons Shopping Center                 28,715,037
  3.        Riverview Plaza Shopping Center                    23,982,082
  4.        Indian Trace                                        6,843,890
  5.        Parsippany Hampton Inn                              5,770,162
  6.        Page Plaza                                          5,696,032
  7.        Marketplace Mall                                    5,395,082
  8.        Marriot Courtyard-Tampa                             5,350,514
  9.        Southwind Plaza Shopping Center                     5,203,955
  10.       Hampton Inn - Newport News                          5,092,603
  11.       Daytona Beach Mall                                  4,935,397
  12.       Cascade Crossing Shopping Center                    4,497,291
  13.       Marriot Courtyard - Knoxville                       4,365,340
  14.       Holiday Inn - Lakeland South                        3,894,433
  15.       Oakwood Village Shopping Center                     3,818,438
  16.       Sunset Foothills                                    3,785,188
  17.       Residence Inn - Savannagh                           3,741,863
  18.       Holiday Inn North                                   3,619,743
  19.       Comfort Inn                                         3,596,984
  20.       Marriot Courtyard - Athens                          3,497,068
  21.       Comfort Inn                                         3,496,943
  22.       Riverwalk Terrace Apartments                        3,181,915
  23.       Safeway Food Store # 0837                           2,629,242
  24.       Baywood Plaza Shopping Center                       2,588,270
  25.       Country Gardens                                     2,522,748
  26.       Potomac Festival II                                 2,132,117
  27.       Weatheredge                                         2,098,176
  28.       Village Square West                                 1,956,904
  29.       Cedartown North SC                                  1,867,950
  30.       Lyons Court                                         1,599,079
  31.       The Royale Apartments                               1,473,719
  32.       Gerlands Food Fair                                  1,409,264
  33.       Sierra Valencia Business Park                       1,402,799
  34.       Westwinds Village                                   1,396,450
  35.       Kroger - Friendswood                                1,393,801
                                                             -------------

                                                              196,339,445
                                                             =============

         Investors should read the Underwriter's Statement which accompanies these Computational Materials. If the Statement is not included, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement. These Computational Materials have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The Computational Materials are intended to illustrate variations in yield on the Offered Securities (referred to in the Statement) under such assumptions. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.